Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Other Information” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 2,704 and Amendment No. 2,708 to the registration statement as it relates to VanEck Vectors Social Sentiment ETF (Form N-1A, No. 333-123257 and No. 811-10325) of VanEck Vectors ETF Trust and to the incorporation by reference of our reports dated November 23, 2020 on VanEck Vectors Biotech ETF, VanEck Vectors Energy Income ETF, VanEck Vectors Environmental Services ETF, VanEck Vectors Gaming ETF, VanEck Vectors Long/Flat Trend ETF, VanEck Vectors Morningstar Durable Dividend ETF, VanEck Vectors Morningstar Global Wide Moat ETF, VanEck Vectors Morningstar International Moat ETF, VanEck Vectors Morningstar Wide Moat ETF, VanEck Vectors Pharmaceutical ETF, VanEck Vectors Real Asset Allocation ETF, VanEck Vectors Retail ETF, VanEck Vectors Semiconductor ETF and VanEck Vectors Video Gaming and eSports ETF included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2020, our reports dated June 29, 2020 on VanEck Vectors CEF Municipal Income ETF, VanEck Vectors BDC Income ETF, VanEck Vectors ChinaAMC China Bond ETF, VanEck Vectors Emerging Markets Aggregate Bond ETF, VanEck Vectors Emerging Markets High Yield Bond ETF, VanEck Vectors Fallen Angel High Yield Bond ETF, VanEck Vectors Green Bond ETF, VanEck Vectors High Yield Muni ETF (previously, VanEck Vectors High-Yield Municipal Index ETF), VanEck Vectors Intermediate Muni ETF (previously, VanEck Vectors AMT-Free Intermediate Municipal Index ETF), VanEck Vectors International High Yield Bond ETF, VanEck Vectors Investment Grade Floating Rate ETF, VanEck Vectors J.P. Morgan EM Local Currency Bond ETF, VanEck Vectors Long Muni ETF (previously, VanEck Vectors AMT-Free Long Municipal Index ETF), VanEck Vectors Mortgage REIT Income ETF, VanEck Vectors Muni Allocation ETF (previously, VanEck Vectors Municipal Allocation ETF), VanEck Vectors Preferred Securities ex Financials ETF, VanEck Vectors Short High Yield Muni ETF (previously, VanEck Vectors Short High-Yield Municipal Index ETF) and VanEck Vectors Short Muni ETF (previously, VanEck Vectors AMT-Free Short Municipal Index ETF) included in the Annual Reports to Shareholders for the fiscal year ended April 30, 2020, our reports dated February 27, 2020 on VanEck Vectors China Growth Leaders ETF (formerly, VanEck Vectors ChinaAMC CSI 300 ETF), VanEck Vectors ChinaAMC SME-ChiNext ETF, VanEck Vectors Africa Index ETF, VanEck Vectors Brazil Small-Cap ETF, VanEck Vectors Egypt Index ETF, VanEck Vectors India Growth Leaders Index ETF (formerly, VanEck Vectors India Small-Cap Index ETF), VanEck Vectors Indonesia Index ETF, VanEck Vectors Israel ETF, VanEck Vectors Russia ETF, VanEck Vectors Russia Small-Cap ETF, VanEck Vectors Vietnam ETF, VanEck Vectors Agribusiness ETF, VanEck Vectors Gold Miners ETF, VanEck Vectors Junior Gold Miners ETF, VanEck Vectors Low Carbon Energy ETF, VanEck Vectors Natural Resources ETF, VanEck Vectors Oil Refiners ETF, VanEck Vectors Oil Services ETF, VanEck Vectors Rare Earth/Strategic Metals ETF, VanEck Vectors Steel ETF, VanEck Vectors Unconventional Oil & Gas ETF and VanEck Vectors Uranium+Nuclear Energy ETF included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2019.

/s/ Ernst & Young LLP
New York, New York
February 25, 2021